                                                                     Exhibit 4.5


                               THIRD AMENDMENT TO

                         REGISTRATION RIGHTS AGREEMENT

                                  AND CONSENT

     THIS THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT AND CONSENT is made and entered into as of the 15th day of June, 1999, by and among Maxygen, Inc., a Delaware corporation (the "Company"), and the undersigned holders (the "Investors") of the Company's Series A Preferred Stock, $0.0001 par value per share (the "Series A Preferred"), Series B Preferred Stock, $0.0001 par value per share (the "Series B Preferred"), Series C Preferred Stock, $0.0001 par value per share (the "Series C Preferred") and Series D Preferred Stock, $0.0001 par value per share (the "Series D Preferred").

                                    RECITALS

     The Company and certain of the Investors or their predecessors in interest (the "Series A, Series B and Series C Investors") have entered into that certain Registration Rights Agreement dated the 14th day of March, 1997, as amended the 31st day of July, 1998 and the 23rd day of December, 1998, attached hereto as Exhibit A (the "Rights Agreement"), that provides that such Investors are to receive certain registration rights with respect to Maxygen Common Stock ("Common Stock") and the Series A Preferred, Series B Preferred and Series C Preferred.

     Certain additional investors (the "Series D Investors") have subscribed to purchase shares of the Company's Series D Preferred Stock, par value, $0.0001 par value per share (the "Series D Preferred").

     The undersigned Series A, Series B and Series C Investors (the "Consenting Investors") constitute the holders of a majority of the outstanding Registrable Securities for the purposes of Sections 13 and 17 of the Rights Agreement.

     The Company and the Consenting Investors wish to amend the Rights Agreement to add the Series D Preferred as Registrable Securities.

     The Consenting Investors wish to consent to the granting of registration rights to the Series D Investors.

     The Series D Investors wish to become a party to the Rights Agreement, as amended hereby.

     NOW, THEREFORE, in consideration of the promises, mutual covenants and conditions herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Pursuant to Section 17 of the Rights Agreement, the definition of "Registrable Securities" contained in Section 1(d) of the Rights Agreement is hereby amended to read in its entirety as follows:

       (d) "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable upon conversion of the Series A Preferred, the Series B Preferred, the Series C Preferred or the Series D Preferred, (ii) shares of Common Stock held of record by any of the Investors, (iii) shares of Common Stock issued or issuable upon conversion of any other series of Preferred Stock of the Company as shall be agreed to in writing by a majority of the then outstanding Registrable Securities, and (iv) shares of Common Stock issued as a dividend or distribution with respect to, or in exchange or in replacement of, the foregoing;

     2. By executing this Agreement on the Series D Investor Signature Page, each Series D Investor becomes a party to the Rights Agreement, as amended, as though such Series D Investor had executed the Rights Agreement as of the date thereof.

     3. Pursuant to Section 13 of the Rights Agreement, the Consenting Investors consent to the Company entering into the Rights Agreement with the Series D Investors.

     This Agreement may be signed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment and Consent as of the date first above written.

MAXYGEN, INC.
515 Galveston Drive
Redwood City, CA 94063


/s/ Isaac Stein
---------------
Signature

Isaac Stein
-----------
Name (please print)

Chairman
--------
Title

SERIES A INVESTORS

AFFYMAX TECHNOLOGIES N.V.
Glaxo Wellcome House
Berkeley Avenue
Greenford, Middlesex,
United Kingdom UB6 0NN
Attn:
     -----------------
Fax:
    ------------------


/s/ Adrian Hennah
-----------------
Signature

Adrian Hennah
-------------
Name (please print)

Director
--------
Title


TECHNOGEN ASSOCIATES, L.P.
525 University Avenue, Suite 700
Palo Alto, California  94301

By:   TECHNOGEN MANAGERS, L.L.C.,
      its general partner


/s/ Isaac Stein
---------------
Signature

Isaac Stein
-----------
Name (please print)

Member
------
Title

SERIES B INVESTORS

TECHNOGEN ASSOCIATES, L.P.
525 University Avenue, Suite 700
Palo Alto, California  94301

By:   TECHNOGEN MANAGERS, L.L.C.,
      its general partner


/s/ Isaac Stein
---------------
Signature

Isaac Stein
-----------
Name (please print)

Member
------
Title


TECHNOGEN ENTERPRISES, LLC
525 University Avenue, Suite 700
Palo Alto, California  94301


/s/ Isaac Stein
---------------
Signature

Isaac Stein
-----------
Name (please print)

Member
------
Title

SERIES B INVESTORS continued



----------------------
Entity (if applicable)


/s/
---
Signature


-------------------
Name (please print)


---------------------
Title (if applicable)

SERIES C INVESTOR

PIONEER OVERSEAS CORPORATION
800 Capital Square
400 Locust Street
Des Moines, Iowa 50309
Attn:
     -------------------
Fax:
    --------------------



---------
Signature


-------------------
Name (please print)


-----
Title

                               SERIES D INVESTOR

                               SIGNATURE PAGE TO

                         REGISTRATION RIGHTS AGREEMENT


SERIES D INVESTORS



----------------------
Entity (if applicable)

/s/
---
Signature


-------------------
Name (please print)


-----
Title